UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2013

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road, Suite 800. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective February 25, 2013, the Board of Directors of XFormity Technologies Inc. and its wholly-owned subsidiary, XFormity, Inc. (collectively the “Company”) appointed three (3) new members to serve on the respective Boards of Directors, bringing the total number of members to eight (8).  The following information is provided for each of the new members:

Mark Weston, age 61, is owner of WestonWorks, LLC,  a service firm which he established in 2005 that provides general management, marketing, financial and strategic consulting to early stage and small to mid cap companies.  His range of experience extends from leading and growing start-up firms and turn-arounds to directing strategy for corporate divisions.  Weston has led company growth in products and services across a wide range of industries including the Performing Arts, Internet, Wireless Telecom, Software, Biotechnology and Pharmaceuticals. He served as Chief Operating Officer and Senior Vice-President of Ceetox, Inc., from 2003 to 2005, a start up Contract Research Organization which developed and marketed a process and database used to predict drug toxicity in animals.  From 2001 to 2002, he was Vice-President of Marketing and Business Development of Visogent Technologies, Inc., a start up software developer of data services management solutions for wireless network operators and enterprises. He attained his Bachelor of Arts degree from the University of Missouri in 1975 and M.B.A through University of Chicago Graduate School of Business in 1986.

Sheldon Drobny, CPA, age 67 is Founder, Chairman and Principal of Paradigm Group II, LLC, an investment firm with over $200 million of investments in over 40 companies (1991 to present).  He is also co-founder of AnShell Media, LLC, precursor of Air America Radio Network (2002 to present).  Mr. Drobny attained his Bachelor of Science in Business Administration from Roosevelt University in 1967; and worked at a licensed CPA with the firm Adler Drobny Fisher LLC from 1971 to 2003. He is a NASD Member Series 7, 24, 63 and is licensed in Insurance in the State of Illinois.  Additionally, he is admitted to practice before the US Tax Court as a non-attorney since 1993.

Tom Chernaik, age 40, has been CEO of CMPLY, Inc. in New York City since 2010, CMP.LY has developed a leading platform for disclosure, compliance and measurement of specific social media initiatives for brands and their agencies. Prior to Founding CMP.LY, Tom provided consulting for business solutions in digital communications as president of Begodo Holding Corp. in New York.  From 2003 to 2008, he was Senior Account Manager and Senior Manager Marketing Solutions with XM Satellite Radio.  He earned a Bachelor of Arts degree (1995) from New York University and Juris Doctorate (1998) from Cardozo School of Law.  He has served as Adjunct Professor – Digital Marketing with Rutgers University and Adjunct Professor in the Entertainment Industry Continuing Sales Program at Baruch College in New York.

No agreements or commitments have been made with respect to compensation as directors nor their participation in any standing committees of the board.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: March 1, 2013	__/s/ Chris Ball_______

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